                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation and the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation of our report on Horizon Health Corporation dated October 12, 1998 appearing on Page F - 2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S - 2 of this Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
November 24, 1998